SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                             September 8, 1999
_____________________________________________________________________________
                     (Date of earliest event reported)


                         Commonwealth Bancorp, Inc.
_____________________________________________________________________________
           (Exact name of registrant as specified in its charter)


   Pennsylvania                     0-27942                       23-2828883
_____________________________________________________________________________
(State or other jurisdiction  (Commission File Number)   (IRS Employer
of incorporation)                                         Identification No.)




2 West Lafayette Street, Norristown, Pennsylvania                       19401
_____________________________________________________________________________
(Address of principal executive offices)                           (Zip Code)


                            (610) 251-1600
_____________________________________________________________________________
         (Registrant's telephone number, including area code)


                            Not Applicable
_____________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)





Item 5.  OTHER EVENTS

    On September 8, 1999, Commonwealth Bancorp, Inc. (the "Company") announced that its Board of Directors has declared a cash dividend of $0.09 per share of common stock, payable on October 8, 1999 to shareholders of record at the close of business on September 24, 1999. In addition, on September 8, 1999, the Company also announced that its Board of Directors has authorized the repurchase of up to 0.6 million shares, or approximately 5%, of its outstanding common stock. For additional information, reference is made to the Press Releases, dated September 8, 1999, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable

    (c)  Exhibits:

         99.1       Press Release dated September 8, 1999

         99.2       Press Release dated September 8, 1999









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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             COMMONWEALTH BANCORP, INC.



Date: September 9, 1999      By:  /s/Charles M. Johnston
                                  ______________________
                                  Charles M. Johnston
                                  Chief Financial Officer










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